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                                                                     EXHIBIT 11

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                          Three months ended March 31,
                                                                          ----------------------------
                                                                               1997           1996
                                                                             --------        -------
Net income ...........................................................       $  7,786        $ 4,090
                                                                             ========        =======

Weighted average number of paired shares outstanding
   during the period .................................................         41,773         20,697
     Stock option equivalents ........................................          2,025             --
     Restricted stock equivalents ....................................            514             --
     Deferred stock equivalents ......................................              1             --
                                                                             --------        -------

Paired shares used for computation of primary earnings per share .....         44,313         20,697
   Reduction in stock option equivalents .............................           (123)            --
                                                                             --------        -------

Paired shares used for computation of fully diluted earnings
   per share..........................................................         44,190         20,697
                                                                             ========        =======

EARNINGS PER PAIRED SHARE:

   Primary ...........................................................       $   0.18        $  0.20
                                                                             ========        =======

   Fully Diluted .....................................................       $   0.18        $  0.20
                                                                             ========        =======
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